UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

RED TRAIL ENERGY, LLC
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Effective November 1, 2012, Red Trail Energy, LLC entered into the First Amendment of First Amended and Restated Construction Loan Agreement (the "Loan Amendment") with our primary lender, First National Bank of Omaha ("FNBO"). Pursuant to the Loan Amendment, FNBO increased the amount that we are allowed to borrow on our Revolving Credit Loan from $5 million to $12 million until the date when our Revolving Credit Loan terminates on April 16, 2013. Further, FNBO changed the manner in which our fixed charge coverage ratio is calculated for our quarters ended December 31, 2012 and March 31, 2013. FNBO also waived our non-compliance with our fixed charge coverage ratio as of June 30, 2012 and September 30, 2012.

RED TRAIL ENERGY, LLC

Date: November 5, 2012	/s/ Kent Anderson
Kent Anderson
Chief Financial Officer